EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael W. Rogers	William B. Boni
Executive Vice President and CFO	VP, Corp. Communications
(781) 861-8444	(781) 402-3410

INDEVUS PHARMACEUTICALS, INC. ANNOUNCES

THIRD QUARTER FISCAL 2002 RESULTS

LEXINGTON, MA, August 12, 2003– Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV) today announced the consolidated results of its operations for the three and nine-month periods ended June 30, 2003.

The Company reported a loss of $12,050,000, or $0.26 per share diluted, for the three-month period ended June 30, 2003, compared with a net loss of $6,015,000, or $0.13 per share diluted, for the three-month period ended June 30, 2002. For the nine-month period ended June 30, 2003, the Company reported a net loss of $20,447,000, or $0.44 per share diluted, versus a net loss of $12,769,000, or $0.28 per share diluted, for the nine-month period ended June 30, 2002.

At June 30, 2003, the Company had cash, cash equivalents and marketable securities of approximately $24,487,000. On July 16, 2003, the Company closed its offering of convertible senior notes due 2008 to qualified institutional investors, raising gross proceeds of $72,000,000, including $12,000,000 of notes purchased pursuant to an over-allotment option exercised by the initial purchasers.

“The Company completed a highly active and successful fiscal quarter, highlighted by activities related to our lead product, trospium, for overactive bladder,” said Glenn L. Cooper, M.D., chairman, president and chief executive officer of Indevus. “These included several presentations of Phase III clinical data on trospium at the annual meeting of the American Urological Association (AUA) and the submission and acceptance by the FDA of the Company’s New Drug Application (NDA) for trospium. Additional activities included the in-licensing of aminocandin, a promising product candidate to treat serious fungal infections, the election of two new directors to the Indevus board, the negotiation of an option to acquire all rights to PRO 2000, and finally, the successful completion of a $72,000,000 financing that resulted in net proceeds of approximately $68,600,000 to the Company.

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“The Phase III data presented at the AUA showed that trospium met the dual, pre-specified endpoints of the clinical trial, significantly reducing both the frequency of urination (toilet voids) and the number of urge incontinent episodes among patients with OAB,” said Dr. Cooper. “Treatment with trospium also reduced the severity of urgency, another defining symptom of OAB, and was well tolerated.

“Following the presentation of these data, the Company submitted an NDA for trospium to the FDA that includes the results of 32 clinical studies involving over 2,700 subjects and patients, including 12 double-blind, placebo- or active-controlled studies, 12 clinical pharmacology and pharmacokinetic studies and 8 uncontrolled studies,” said Dr. Cooper. “On June 27, the FDA accepted the NDA for regulatory review.

“The Company is continuing discussions with a number of potential partners for the commercialization of trospium,” said Dr. Cooper. “We are also pursuing pre-marketing activities, including medical education and advocacy development, to help realize the potential of this product in the growing overactive bladder market.

“The Company added an exciting new compound to its pipeline in April with the licensing of exclusive, worldwide rights from Aventis SA to aminocandin, a member of a new class of anti-fungal compounds, echinocandins, for the treatment of a broad spectrum of systemic, invasive, debilitating and life-threatening infections,” said Dr. Cooper. “Based on highly predictive pre-clinical studies of aminocandin, we believe the profile of this compound is very competitive with other classes of anti-fungal agents and with other echinocandins. Aventis has established a comprehensive pre-clinical dossier on aminocandin, and we have initiated additional development activities and plan to begin clinical testing with an intravenous formulation of aminocandin later in 2003. In addition, we plan to vigorously pursue technological solutions related to an oral formulation of this compound.

“The Indevus board of directors elected two new members in June,” said Dr. Cooper. “These include Cheryl P. Morley, senior vice president of Monsanto Company, and Stephen C. McCluski, senior vice president and chief financial officer of Bausch & Lomb, Inc. Their extensive expertise in corporate partnerships, commercial development and healthcare markets will be invaluable as Indevus moves closer to the commercialization of trospium.

“With respect to PRO 2000, under development to prevent the sexual transmission of HIV/AIDS, the Company amended the terms of a licensing agreement with Paligent Inc.,” said Dr. Cooper. “Under the amended agreement, Paligent agreed to relinquish a potential future $500,000 milestone payment and to provide Indevus with an option to acquire all rights to PRO 2000 in exchange for an immediate $500,000 payment and a potential optional buyout payment from Indevus.

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“Finally, the Company strengthened its financial position by raising gross proceeds of $72,000,000 through an offering of convertible senior notes,” said Dr. Cooper. “The proceeds from the offering will be used for the continued development and pre-commercialization activities for trospium, clinical development of the Company’s other product candidates and the acquisition and development of new product candidates, as well as for other working capital and general corporate purposes.”

The Company had total consolidated revenues of $714,000 and $4,407,000 for the three and nine-month periods ended June 30, 2003, compared to revenues of $228,000 and $3,855,000 for the three and nine-months ended June 30, 2002. Revenues in both fiscal 2003 and fiscal 2002 primarily reflect milestone and royalty payments from Eli Lilly and Company from the sale of Sarafem®.

The Company’s consolidated expenses for the three-month period ended June 30, 2003 were $12,863,000, compared to consolidated expenses of $5,989,000 for the three-month period ended June 30, 2002. For the nine-month period ended June 30, 2003, consolidated expenses were $25,303,000, compared to $16,842,000 for the nine-month period ended June 30, 2002. Increased expenses during the fiscal year 2003 periods over the fiscal year 2002 periods relate primarily to trospium, including the recently completed Phase III clinical trial, preparation and submission of the NDA, ongoing development costs and pre-marketing activities. In addition, expenses in the quarter ended June 30, 2003 included aggregate license fees of $2,000,000 related to aminocandin and PRO 2000.

Indevus Pharmaceuticals is a biopharmaceutical company engaged in the development and commercialization of a diversified portfolio of pharmaceutical product candidates, including multiple compounds in late-stage clinical development. The Company currently has six compounds in development: trospium for overactive bladder, pagoclone for panic and generalized anxiety disorders, citicoline for ischemic stroke, IP 751 for pain and inflammatory disorders, PRO 2000 for the prevention of infection by HIV and other sexually-transmitted pathogens, and aminocandin for systemic fungal infections.

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of trospium; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly trospium; risks associated with contractual agreements; dependence on third parties for manufacturing and marketing; competition; need for additional funds and corporate partners, including for the commercialization of trospium and for the development of pagoclone and citicoline; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; limited patent and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

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INDEVUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended June 30, 2003 and 2002

(Amounts in thousands except per share data)

(Unaudited)

	For the three months ended June 30,		For the nine months ended June 30,
	2003	2002	2003	2002

Total revenues	$714	$228	$4,407	$3,855

Costs and expenses:
Cost of revenues	169	55	975	978
Research and development	8,718	4,210	15,735	9,957
Marketing, general and administrative	3,976	1,724	8,593	5,907

Total costs and expenses	12,863	5,989	25,303	16,842

Loss from operations	(12,149)	(5,761)	(20,896)	(12,987)

Investment income, net	99	234	449	760
Impairment of equity securities	—	(487)	—	(487)
Minority interest	—	(1)	—	(55)

Net loss	$(12,050)	$(6,015)	$(20,447)	$(12,769)

Net loss per common share:
Basic and diluted	$(0.26)	$(0.13)	$(0.44)	$(0.28)

Weighted average common shares:
Basic and diluted	46,890	46,431	46,882	45,583

INDEVUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30,	September 30,
	2003	2002
Cash, cash equivalents and marketable securities	$24,487	$41,543
Other assets	2,676	2,388

Total assets	$27,163	$43,931

Current liabilities	10,306	6,700
Minority interest	13	13

Capital	306,170	306,097
Accumulated deficit	(289,326)	(268,879)

Total stockholders’ equity	16,844	37,218

Total liabilities and stockholders’ equity	$27,163	$43,931